Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Southern Community Financial Corporation and Subsidiaries:

We consent to the use of our audit reports on the consolidated financial statements and on management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Dixon Hughes PLLC

Raleigh, North Carolina
July 6, 2005